Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-195768 on Form S-8 of our reports dated February 23, 2024 relating to the financial statements of Dominion Energy, Inc. and subsidiaries and the effectiveness of Dominion Energy, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dominion Energy, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Richmond, VA

May 8, 2024